Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-182360, 333-204452 and 333-218211 on Form S-8 and Registration Statement No. 333-216983 on Form S-3 of our report dated February 21, 2019, relating to the consolidated financial statements of Eagle Bancorp Montana, Inc. and Subsidiaries, appearing in this Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission.

/s/ Eide Bailly LLP

Abilene, Texas

March 11, 2020